SECOND AMENDMENT TO SECURED CONVERTIBLE PROMISSORY NOTE

This Second Amendment to Secured Convertible Promissory Note is made and entered into effective as of March 11, 2022, by and between EVO Transportation & Energy Services, Inc. (“Borrower”) and Thomas J. Kiley (“Noteholder”).

WHEREAS, Borrower and Noteholder are parties to a Five Hundred Seventy Thousand Dollars ($570,000.00) Secured Convertible Promissory Note dated February 1, 2017 (the “Note”); and

WHEREAS, Borrower and Noteholder desire to amend the Note as set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants hereinafter set forth, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Amendment of Section 2b. Section 2b of the Note is hereby deleted in its entirety and replaced with the following:

b. Optional Conversion of Note by Holder. At any time and from time to time after the Anniversary Date, including at any time within 90 days after the Holder’s receipt of notice of the consummation of the Triggering Event, the Holder may, at the Holder’s option, convert (i) all or part of the Balance (such amount to be converted, the “Converted Principal Amount”) into a warrant to purchase a number of shares of Common Stock equal to the quotient of the Converted Principal Amount (which shall not be less than Thirty-Five Thousand Dollars ($35,000)) divided by the Exchange Ratio; and (ii) all or part of the then Accrued Interest (“PIK”) (such PIK amount to be converted, the “Converted PIK Amount”) into a warrant to purchase a number of shares of Common Stock equal to the quotient of the Converted PIK Amount (which shall not be less than Thirty-Five Thousand Dollars ($35,000)) divided by the greater of (A) The Exchange Ratio or (B) the closing price of a share of Common Stock as reported on the Listing Date on the Stock Exchange. Any Warrant issued pursuant to this Section 2b will be issued on terms and documentation acceptable to Holder and Borrower at the price of $0.01 (one penny) per share with a five (5) year expiration.

2. Amendment of Section 2d. Section 2d of the Note is hereby deleted in its entirety and replaced with the following:

d. Procedure for Conversion.

i)
Voluntary Conversion. In order for the Holder to voluntarily convert all or part of the Balance or the PIK into a warrant to purchase shares of Common Stock, the Holder or the Holders Representative shall (A) provide written notice to the Borrower that the Holder elects to convert all or part of the Balance or the PIK, or both, identifying the Converted Principal Amount or the Converted PIK Amount, or both, to be converted. The notice shall state the Holder’s name or the names of the nominees in which the warrant is to be issued.
ii)
Mandatory Conversion. In order for the Borrower to require conversion of all or part of the Balance or the PIK into a warrant to purchase shares of Common

[Signature Page to Second Amendment to Promissory Note]

Stock, the Borrower shall provide written notice to the Holder that Borrower elects to convert all or part of the Balance or the PIK, or both, identifying the Mandatory Converted Amount or the Mandatory Converted PIK Amount, or both, to be converted. Upon receipt of such notice, the Holder shall provide to Borrower of the Holder’s name or the names of the nominees in which the Holder wishes the warrant to be issued.
iii)
Other Requirements. The close of business on the date of receipt by the Borrower of the Holder’s notice of voluntary conversion or the Borrower’s notice of mandatory conversion shall be the time of conversion (the “Conversion Time”), and the warrant issuable upon conversion of the Balance or the PIK, or both, shall be deemed to be outstanding of record as of such date. The Borrower shall, as soon as practicable after the Conversion Time, issue to the Holder, or the Holder’s nominee or nominees, a warrant to purchase the number of shares of Common Stock upon such conversion in accordance with the provisions hereof.

3. Amendment of Section 2g. Section 2g of the Note is hereby deleted in its entirety and replaced with the following:

g. Termination of Rights. All rights with respect to this Note shall terminate upon the effective conversion of the entire Balance, all of the Accrued Interest, and all other amounts due hereunder, whether or not this Note has been surrendered to Borrower for cancellation.

4. Amendment of Section 2h. Section 2h of the Note is hereby deleted in its entirety and replaced with the following:

h. Issuance of Shares or Warrant. As promptly as practicable after any conversion of this Note into a warrant to purchase shares of Common Stock or shares of Common Stock, as applicable, as provided herein, Borrower, at its cost and expense, shall issue to Holder such warrant or such shares of Common Stock in book-entry form that are issuable to the Holder or the Holder’s nominees in connection with a conversion under this Section 2.

2. All other terms and conditions of the Note shall remain as stated in the Note.

[Signature page follows.]

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to Promissory Note be executed effective as of the date first above written.

BORROWER:

EVO TRANSPORTATION & ENERGY SERVICES, INC.

/s/ Thomas J. Abood
By: Thomas J. Abood

Its: Chief Executive Officer

NOTEHOLDER:

By: Danny R. Cuzick, as Holders Representative on behalf of Thomas J. Kiley

/s/ Danny R. Cuzick
Danny R. Cuzick

[Signature Page to Second Amendment to Promissory Note]